MoneyGram International Reports First Quarter 2017 Financial Results

~ Q1 GAAP EPS Increases to $0.13

~ Q1 Adjusted EPS +53% to $0.26

DALLAS, May 4, 2017 /PRNewswire/ -- MoneyGram (NASDAQ:MGI) today reported financial results for its first quarter ended March 31, 2017.

First Quarter Financial Results

  Total revenue of $386.1 million was flat on a reported basis and increased 1% on a constant currency basis as compared to first quarter 2016.
    Money transfer revenue was $341.7 million, representing a decrease of 1% on a reported basis and an increase of 1% on a constant currency basis as compared to first quarter 2016.
    Digital money transfer revenue grew 13% on a reported basis over the prior year, and represented 15% of total money transfer revenue.
  Net income was $8.8 million, an increase of $13.0 million as compared to first quarter 2016.  EBITDA was $53.4 million, a decrease of 9% as compared to the year-ago period. Net income and EBITDA in the first quarter of 2016 included a $5.5 million benefit from foreign currency gains net of one-time charges.
  Adjusted EBITDA was $66.3 million, a 2% decrease on a constant currency basis. Excluding the $5.5 million benefit from net foreign currency gains in the year-ago period, Adjusted EBITDA grew 3%.
  Adjusted Free Cash Flow was $26.8 million, a decrease of $4.8 million from the prior year.
  Ending cash and cash equivalent balance of $127.4 million at March 31, 2017 compared to $157.2 million at end of 2016.
  Operating income was $22.1 million, a decrease of 4%.  Excluding the impact of net foreign currency gains in 2016, operating income increased 26%.
  Income tax expense was $2.5 million, representing a 22% tax rate.
  Diluted earnings per share was $0.13 compared to a loss of $0.07 last year. Adjusted diluted earnings per share was $0.26 compared to $0.17 last year.

"Revenue growth in the first quarter was flat as economic and geopolitical challenges in certain markets continue to hamper our top-line performance. Our commitment to growing profitability, however, led to improvement in both net income and earnings per share, despite the significant one-time foreign currency gain in the year-ago period," said Alex Holmes, MoneyGram's chief executive officer. "Importantly, during the quarter, we reached a great milestone as Digital now represents 15% of our total money transfer revenue. Our focus on innovation and new products, such as our recently launched MoneyGram Sendbot in Facebook Messenger, offer customers a completely embedded experience with our brand. By integrating with our customers lives through multiple points of entry to our network, we are making money transfer easier in both the physical and digital worlds."

As recently announced, MoneyGram and Ant Financial Services Group have entered into an amended definitive agreement under which MoneyGram will merge with Ant Financial (the "Amended Merger Agreement"). Under the Amended Merger Agreement, Ant Financial will acquire all of the outstanding shares of MoneyGram for $18.00 per share in cash. The MoneyGram board of directors has unanimously approved the Amended Merger Agreement.

MoneyGram and Ant Financial have already made significant progress toward obtaining the regulatory approvals necessary to complete the transaction, including obtaining antitrust clearance in the United States and filing for certain state licensing approvals. The transaction is subject to the approval of MoneyGram stockholders, obtaining remaining regulatory approvals, including the clearance of the transaction by the Committee on Foreign Investment in the United States, and other customary closing conditions. The transaction is not subject to any financing conditions. The companies continue to expect the transaction will close in the second half of 2017.

Forward-Looking Statements

This communication contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect MoneyGram's current beliefs, expectations or intentions regarding future events. Words such as "may," "will," "could," "should," "expect," "plan," "project," "intend," "anticipate," "believe," "estimate," "predict," "potential," "pursuant," "target," "continue," and similar expressions are intended to identify such forward-looking statements. The statements in this communication that are not historical statements are forward-looking statements within the meaning of the federal securities laws, including, among other things, statements regarding the expected timetable for completing the proposed transaction. These statements are subject to numerous risks and uncertainties, many of which are beyond MoneyGram's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the failure to obtain the required votes of MoneyGram's stockholders; the timing to consummate the proposed transaction; the satisfaction of the conditions to closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction otherwise does not occur; the risk that a regulatory approval (including CFIUS approval) that may be required to consummate the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on transaction-related issues; expectations regarding regulatory approval of the transaction; results of litigation, settlements and investigations; actions by third parties, including governmental agencies; global economic conditions; adverse industry conditions; adverse credit and equity market conditions; the loss of, or reduction in business with, key customers; legal proceedings; the ability to effectively identify and enter new markets; governmental regulation; the ability to retain management and other personnel; and other economic, business, or competitive factors.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in MoneyGram's SEC filings. MoneyGram's filings may be obtained by contacting MoneyGram or the SEC or through MoneyGram's web site at corporate.moneygram.com or through the SEC's Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. MoneyGram undertakes no obligation to publicly update or revise any forward-looking statement.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this news release and related tables include certain non-GAAP financial measures, including a presentation of EBITDA (earnings before interest, taxes, depreciation and amortization, including agent signing bonus amortization), Adjusted EBITDA (EBITDA adjusted for certain significant items), Adjusted EBITDA margin, Adjusted Free Cash Flow (Adjusted EBITDA less cash interest, cash taxes, cash payments related to an IRS tax matter, and cash payments for capital expenditures and agent signing bonuses), constant currency measures (which assume that amounts denominated in foreign currencies are translated to the U.S. dollar at rates consistent with those in the prior year), adjusted diluted earnings per share and adjusted net income. In addition, we present adjusted operating income and adjusted operating margin for our two reporting segments. The following tables include a full reconciliation of non-GAAP financial measures to the related GAAP financial measures.

We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations. These calculations are commonly used as a basis for investors, analysts and other interested parties to evaluate and compare the operating performance and value of companies within our industry. Finally, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Free Cash Flow, constant currency, adjusted diluted earnings per share and adjusted net income figures are financial and performance measures used by management in reviewing results of operations, forecasting, allocating resources or establishing employee incentive programs. Although MoneyGram believes the above non-GAAP financial measures enhance investors' understanding of its business and performance, these non-GAAP financial measures should not be considered in isolation or as substitutes for the accompanying GAAP financial measures.

Description of Tables

Table One	–	Condensed Consolidated Statements of Operations
Table Two	–	Segment Results
Table Three	–	Segment Reconciliations
Table Four	–	EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow
Table Five	–	Adjusted Net Income and Adjusted Diluted EPS
Table Six	–	Condensed Consolidated Balance Sheets
Table Seven	–	Condensed Consolidated Statements of Cash Flows

About MoneyGram International

MoneyGram is a global provider of innovative money transfer services and is recognized worldwide as a financial connection to friends and family. Whether online, or through a mobile device, at a kiosk or in a local store, we connect consumers any way that is convenient for them. We also provide bill payment services, issue money orders and process official checks in select markets. More information about MoneyGram International, Inc. is available at moneygram.com.

TABLE ONE
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Amounts in millions, except percentages and per share data)	Three Months Ended March 31,		2017 vs
	2017	2016	2016

REVENUE
Fee and other revenue	$380.3	$383.4	$(3.1)
Investment revenue	5.8	3.7	2.1
Total revenue	386.1	387.1	(1.0)

Total revenue growth, as reported	—%	9%
Total revenue growth, constant currency	1%	11%

OPERATING EXPENSES
Commissions expense	187.3	191.5	(4.2)
Compensation and benefits	71.5	71.7	(0.2)
Transaction and operations support	71.6	64.5	7.1
Occupancy, equipment and supplies	15.3	15.2	0.1
Depreciation and amortization	18.3	21.1	(2.8)
Total operating expenses	364.0	364.0	—
OPERATING INCOME	22.1	23.1	(1.0)
Other expense
Interest expense	10.8	11.3	(0.5)
Total other expense	10.8	11.3	(0.5)
Income before income taxes	11.3	11.8	(0.5)
Income tax expense	2.5	16.0	(13.5)
NET INCOME (LOSS)	$8.8	$(4.2)	$13.0

EARNINGS (LOSS) PER COMMON SHARE
Basic	$0.14	$(0.07)	$0.21
Diluted	$0.13	$(0.07)	$0.20

Weighted-average outstanding common shares and equivalents used in computing earnings (loss) per share
Basic (1)	62.1	62.4	(0.3)
Diluted (1)	66.1	62.4	3.7

(1) Includes common stock equivalents of 8.9 million for the three months ended March 31, 2017 and 2016, respectively. The following weighted-average potential common shares are excluded from diluted earnings (loss) per common share as their effect is anti-dilutive. All potential common shares are anti-dilutive in periods of net loss available to common stockholders.

Shares related to stock options	1.9	3.0
Shares related to restricted stock units	0.2	4.1

TABLE TWO
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RESULTS
(Unaudited)

Global Funds Transfer
(Amounts in millions, except percentages)	Three Months Ended March 31,		2017 vs
	2017	2016	2016

Money transfer revenue	$341.7	$344.9	$(3.2)
Bill payment revenue	25.1	24.1	1.0
Total revenue	$366.8	$369.0	$(2.2)

Total commissions expense	$185.6	$190.9	$(5.3)

Operating income	$26.1	$23.7	$2.4

Operating margin	7.1%	6.4%

Money transfer revenue growth, as reported	(1)%	11%
Money transfer revenue growth, constant currency	1%	13%

Financial Paper Products
	Three Months Ended March 31,		2017 vs
(Amounts in millions, except percentages)	2017	2016	2016

Money order revenue	$12.5	$12.7	$(0.2)
Official check revenue	6.8	5.4	1.4
Total revenue	$19.3	$18.1	$1.2

Total commissions expense	$1.7	$0.6	$1.1

Operating income	$4.8	$4.5	$0.3

Operating margin	24.9%	24.9%

TABLE THREE
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RECONCILIATIONS
(Unaudited)

Global Funds Transfer
(Amounts in millions, except percentages)	Three Months Ended March 31,		2017 vs
	2017	2016	2016

Revenue (as reported)	$366.8	$369.0	$(2.2)

Adjusted operating income	$34.3	$32.9	$1.4

Compliance enhancement program	(1.8)	(2.8)	1.0
Direct monitor costs	(2.8)	(1.9)	(0.9)
Stock-based compensation expense	(3.6)	(4.5)	0.9
Total adjustments	(8.2)	(9.2)	1.0

Operating income (as reported)	$26.1	$23.7	$2.4

Adjusted operating margin	9.4%	8.9%
Total adjustments	(2.2)%	(2.5)%
Operating margin (as reported)	7.1%	6.4%

Financial Paper Products
(Amounts in millions, except percentages)	Three Months Ended March 31,		2017 vs
	2017	2016	2016

Revenue (as reported)	$19.3	$18.1	$1.2

Adjusted operating income	$5.5	$5.2	$0.3

Compliance enhancement program	(0.3)	(0.2)	(0.1)
Stock-based compensation expense	(0.4)	(0.5)	0.1
Total adjustments	(0.7)	(0.7)	—

Operating income (as reported)	$4.8	$4.5	$0.3

Adjusted operating margin	28.5%	28.7%
Total adjustments	(3.6)%	(3.9)%
Operating margin (as reported)	24.9%	24.9%

TABLE FOUR
MONEYGRAM INTERNATIONAL, INC.
EBITDA, ADJUSTED EBITDA, ADJUSTED EBITDA MARGIN AND ADJUSTED FREE CASH FLOW
(Unaudited)

(Amounts in millions, except percentages)	Three Months Ended March 31,		2017 vs
	2017	2016	2016

Income before income taxes	$11.3	$11.8	$(0.5)
Interest expense	10.8	11.3	(0.5)
Depreciation and amortization	18.3	21.1	(2.8)
Signing bonus amortization	13.0	14.3	(1.3)
EBITDA	53.4	58.5	(5.1)

Significant items impacting EBITDA:
Stock-based, contingent and incentive compensation	4.0	6.2	(2.2)
Merger-related costs (1)	2.8	—	2.8
Direct monitor costs	2.8	1.9	0.9
Compliance enhancement program	2.1	3.0	(0.9)
Legal and contingent matters	1.2	0.2	1.0
Adjusted EBITDA	$66.3	$69.8	$(3.5)

Adjusted EBITDA margin (2)	17.2%	18.0%	(0.8)%

Adjusted EBITDA growth, as reported	(5)%
Adjusted EBITDA growth, constant currency adjusted	(2)%

Adjusted EBITDA	$66.3	$69.8	$(3.5)
Cash payments for interest	(10.0)	(10.4)	0.4
Cash taxes, net	(0.7)	(2.4)	1.7
Cash payments for capital expenditures	(18.6)	(18.0)	(0.6)
Cash payments for agent signing bonuses	(10.2)	(7.4)	(2.8)
Adjusted Free Cash Flow	$26.8	$31.6	$(4.8)

(1) These merger-related costs include, but are not limited to, legal, bank and consultant fees.
(2) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenue.

TABLE FIVE
MONEYGRAM INTERNATIONAL, INC.
ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended March 31,
(Amounts in millions, except per share data)	2017	2016

Net income (loss)	$8.8	$(4.2)

Total adjustments (1)	12.9	11.3

Tax impacts of adjustments (2)	(4.7)	(4.1)
Tax adjustments (3)	—	7.7
Adjusted net income	$17.0	$10.7

Diluted earnings (loss) per common share	$0.13	$(0.07)

Diluted adjustments per common share	0.13	0.24

Diluted adjusted earnings per common share	$0.26	$0.17

Diluted weighted-average outstanding common shares and equivalents	66.1	62.4

(1) See summary of adjustments in Table Four - EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow.
(2) Tax rates used to calculate the tax expense impact are based on the nature of each adjustment.
(3) Represents adjustments to income tax expense for an IRS tax litigation matter and a change to an uncertain tax position.

TABLE SIX
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Amounts in millions, except share data)	March 31, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$127.4	$157.2
Settlement assets	3,492.9	3,634.3
Property and equipment, net	204.8	201.0
Goodwill	442.2	442.2
Other assets	170.2	162.7
Total assets	$4,437.5	$4,597.4

LIABILITIES
Payment service obligations	$3,492.9	$3,634.3
Debt, net	913.4	915.2
Pension and other postretirement benefits	79.6	87.6
Accounts payable and other liabilities	150.9	168.7
Total liabilities	4,636.8	4,805.8

STOCKHOLDERS' DEFICIT
Participating convertible preferred stock - series D, $0.01 par value, 200,000 shares authorized, 71,282 issued at March 31, 2017 and December 31, 2016	183.9	183.9
Common stock, $0.01 par value, 162,500,000 shares authorized, 58,823,567 shares issued at March 31, 2017 and December 31, 2016	0.6	0.6
Additional paid-in capital	1,024.3	1,020.3
Retained loss	(1,283.5)	(1,247.6)
Accumulated other comprehensive loss	(50.9)	(53.9)
Treasury stock: 4,856,901 and 6,058,856 shares at March 31, 2017 and December 31, 2016, respectively	(73.7)	(111.7)
Total stockholders' deficit	(199.3)	(208.4)
Total liabilities and stockholders' deficit	$4,437.5	$4,597.4

TABLE SEVEN
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
(Amounts in millions)	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$8.8	$(4.2)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:	(18.4)	4.3
Net cash (used in) provided by operating activities	(9.6)	0.1

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(18.6)	(18.0)
Net cash used in investing activities	(18.6)	(18.0)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on debt	(2.5)	(2.5)
Proceeds from exercise of stock options	0.9	—
Stock repurchases	—	(1.9)
Payments to tax authorities for stock-based compensation	—	(0.7)
Net cash used in financing activities	(1.6)	(5.1)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(29.8)	(23.0)

CASH AND CASH EQUIVALENTS—Beginning of period	157.2	164.5
CASH AND CASH EQUIVALENTS—End of period	$127.4	$141.5

CONTACT:
MoneyGram International, Inc.
Suzanne Rosenberg
214-979-1400
ir@moneygram.com

Media Relations:
Michelle Buckalew
214-979-1418
media@moneygram.com